
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund II L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                      10,332,845
<SECURITIES>                                         0
<RECEIVABLES>                                   34,463<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              11,704,544<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                11,704,544<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,676,535<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               860,813
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                815,722
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            815,722
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   815,722
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $34,463.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,337,236.
<F3>Liabilities include redemptions payable of $516,842, accrued management fees of $29,261 and incentive fees payable of $71,138.
<F4>Total revenues include realized trading revenue of $1,771,997, net change in unrealized of $(412,113), and interest income of $316,651.

